Exhibit 4.1

FORM OF WARRANT CERTIFICATE

For all Warrants include the following legend until such time as it is no longer required in accordance with applicable Canadian securities laws and the policies of an Approved Exchange, if applicable:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [CLOSING DATE], AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

If this Warrant Certificate is being issued to a U.S. Warrantholder, the following additional legend will also be applied:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND IN THE CASE OF (C) OR (D) THE HOLDER HAS PRIOR TO SUCH SALE FURNISHED TO THE ISSUER AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO SUCH EFFECT.

THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT “GOOD DELIVERY” OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE.

THIS WARRANT AND THE UNDERLYING SHARES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON OR PERSON IN THE UNITED STATES AND THE UNDERLYING SHARES MAY NOT BE DELIVERED WITHIN THE UNITED STATES UNLESS THE WARRANT AND THE UNDERLYING SHARES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE, AND THE HOLDER HAS DELIVERED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT. “UNITED STATES” AND “U.S. PERSON” ARE USED HEREIN AS SUCH TERMS ARE DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

MAGICMED INDUSTRIES INC.

Warrant
Certificate No. ●	Warrants, each entitling the holder to acquire one Common Share (subject to adjustment as provided for in the Warrant Indenture (as defined below))

CUSIP ●

ISIN ●

THIS IS TO CERTIFY THAT, for value received,

(the “Warrantholder”) is the registered holder of the number of common share purchase warrants (the “Warrants”) of MAGICMED INDUSTRIES INC. (the “Corporation”) specified above, and is entitled, on exercise of these Warrants upon and subject to the terms and conditions set forth herein and in the Warrant Indenture (as defined below), to purchase at any time before 5:00 p.m. (Calgary time) (the “Expiry Time”) on the Expiry Date, one fully paid and non-assessable common share without par value in the capital of the Corporation as constituted on the date hereof (a “Common Share”) for each Warrant subject to adjustment in accordance with the terms of the Warrant Indenture.

The right to purchase Common Shares may only be exercised by the Warrantholder within the time set forth above by:

(a)	duly completing and executing the exercise form (the “Exercise Form”) attached to the Warrant Indenture as Schedule “B”; and

(b)	surrendering this warrant certificate (the “Warrant Certificate”), with the Exercise Form to the Warrant Agent at its principal office, in the City of Calgary, Alberta, together with a certified cheque, bank draft or money order in the lawful money of Canada payable to or to the order of the Corporation in an amount equal to the purchase price of the Common Shares so subscribed for.

The surrender of this Warrant Certificate, the duly completed Exercise Form and payment as provided above will be deemed to have been effected only on personal delivery thereof to, or if sent by mail or other means of transmission on actual receipt thereof by, the Warrant Agent at its principal office as set out above.

Subject to adjustment thereof in the events and in the manner set forth in the Warrant Indenture hereinafter referred to, the exercise price payable for each Common Share upon the exercise of Warrants shall be $0.75 per Common Share (the “Exercise Price”).

Certificates for the Common Shares subscribed for will be mailed to the persons specified in the Exercise Form at their respective addresses specified therein or, if so specified in the Exercise Form, delivered to such persons at the office where this Warrant Certificate is surrendered. If fewer Common Shares are purchased than the number that can be purchased pursuant to this Warrant Certificate, the holder hereof will be entitled to receive without charge a new Warrant Certificate in respect of the balance of the Warrants not so exercised. No fractional Common Shares will be issued upon exercise of any Warrant.

This Warrant Certificate evidences Warrants of the Corporation issued or issuable under the provisions of a warrant indenture (which indenture together with all other instruments supplemental or ancillary thereto is herein referred to as the “Warrant Indenture”) dated as of December 16, 2020 among the Corporation and Capital Transfer Agency ULC, as supplemented by a supplemental indenture dated April 1, 2021 between the Corporation, Capital Transfer Agency ULC and Olympia Trust Company, as Warrant Agent, to which Warrant Indenture reference is hereby made for particulars of the rights of the holders of Warrants, the Corporation and the Warrant Agent in respect thereof and the terms andconditions on which the Warrants are issued and held, all to the same effect as if the provisions of the Warrant Indenture were herein set forth, to all of which the holder, by acceptance hereof, assents. The Corporation will furnish to the holder, on request and without charge, a copy of the Warrant Indenture.

Neither the Warrants nor the Common Shares issuable upon exercise hereof have been or will be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or U.S. state securities laws. The Warrants may not be exercised in the United States, or by or on behalf of, or for the account or benefit of, a U.S. person or a person in the United States, unless (i) this Warrant and such Common Shares have been registered under the U.S. Securities Act and the applicable laws of any such state, or (ii) an exemption from such registration requirements is available and the requirements set forth in the Exercise Form have been satisfied. “United States” and “U.S. person” are as defined in Regulation S under the U.S. Securities Act.

On presentation at the principal office of the Warrant Agent as set out above, subject to the provisions of the Warrant Indenture and on compliance with the reasonable requirements of the Warrant Agent, one or more Warrant Certificates may be exchanged for one or more Warrant Certificates representing in the aggregate an equal number of Warrants as are held under the Warrant Certificate(s) so exchanged.

The Warrant Indenture contains provisions for the adjustment of the Exercise Price payable for each Common Share upon the exercise of Warrants and the number of Common Shares issuable upon the exercise of Warrants in the events and in the manner set forth therein.

The Warrant Indenture also contains provisions making binding on all holders of Warrants outstanding thereunder resolutions passed at meetings of holders of Warrants held in accordance with the provisions of the Warrant Indenture and instruments in writing signed by Warrantholders of Warrants holding a specific majority of the Warrants.

Nothing contained in this Warrant Certificate, the Warrant Indenture or elsewhere shall be construed as conferring upon the holder hereof any right or interest whatsoever as a holder of Common Shares or any other right or interest except as herein and in the Warrant Indenture expressly provided. In the event of any discrepancy between anything contained in this Warrant Certificate and the terms and conditions of the Warrant Indenture, the terms and conditions of theWarrant Indenture shall govern.

Warrants may only be transferred in compliance with the conditions of the Warrant Indenture on the register to be kept by the Warrant Agent in Calgary, Alberta, or such other registrar as the Corporation, with the approval of the Warrant Agent, may appoint at such other place or places, if any, as may be designated, upon surrender of this Warrant Certificate to the Warrant Agent or other registrar accompanied by a written instrument of transfer in form and execution satisfactoryto the Warrant Agent or other registrar and upon compliance with the conditions prescribed in theWarrant Indenture and with such reasonable requirements as the Warrant Agent or other registrarmay prescribe and upon the transfer being duly noted thereon by the Warrant Agent or other registrar. Time is of the essence hereof.

This Warrant Certificate will not be valid for any purpose until it has been countersigned by or onbehalf of the Warrant Agent from time to time under the Warrant Indenture.

This Warrant Certificate may be signed by facsimile or other electronic means, which shall be deemed to be an original and shall be deemed to have the same legal effect and validity as a certificate bearing an original signature.

A signed copy of this Warrant Certificate transmitted by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect and validity as delivery of an originally- executed copy of this Warrant Certificate, provided that if this Warrant Certificate bears an electronic signature as contemplated by the paragraph above and the Corporation is delivering this Warrant Certificate by electronic transmission pursuant to this paragraph, then the Corporation represents to the Warrantholder that the electronically transmitted Warrant Certificate shall be the only executed copy to be issued by the Corporation.

The parties hereto have declared that they have required that these presents and all other documents related hereto be in the English language. Les parties aux présentes déclarent qu’elles ont exigé que la présente convention, de même que tous les documents s’y rapportant, soient rédigés en anglais.

Any capitalized term in this Warrant Certificate that is not otherwise defined herein, shall have the meaning ascribed thereto in the Warrant Indenture.

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IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be duly executed as of March 31, 2021.

MAGICMED INDUSTRIES INC.

By:
Authorized Signatory

Countersigned and Registered by:	OLYMPIA TRUST COMPANY

By:
Authorized Signatory